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SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Extra Income Fund, Inc.
June 16, 1999
                                                                           % of Outstanding  % of Shares
                                                           No. of Shares        Shares          Voted
1. Election of Board members.

H. Brewster Atwater, Jr.
         Affirmative                                       545,078,021.356           56.248%      98.641%
         Withhold                                            7,511,293.411            0.775%       1.359%
          TOTAL                                            552,589,314.767           57.023%     100.000%

Arne H. Carlson
         Affirmative                                       543,723,357.797           56.108%      98.396%
         Withhold                                            8,865,956.970            0.915%       1.604%
          TOTAL                                            552,589,314.767           57.023%     100.000%

Lynne V. Cheney
         Affirmative                                       545,050,841.953           56.245%      98.636%
         Withhold                                            7,538,472.814            0.778%       1.364%
          TOTAL                                            552,589,314.767           57.023%     100.000%

William H. Dudley
         Affirmative                                       545,152,889.965           56.255%      98.654%
         Withhold                                            7,436,424.802            0.768%       1.346%
          TOTAL                                            552,589,314.767           57.023%     100.000%

David R. Hubers
         Affirmative                                       545,162,207.976           56.256%      98.656%
         Withhold                                            7,427,106.791            0.767%       1.344%
          TOTAL                                            552,589,314.767           57.023%     100.000%

Heinz F. Hutter
         Affirmative                                       544,977,715.201           56.237%      98.623%
         Withhold                                            7,611,599.566            0.786%       1.377%
          TOTAL                                            552,589,314.767           57.023%     100.000%

Anne P. Jones
         Affirmative                                       545,004,272.711           56.240%      98.627%
         Withhold                                            7,585,042.056            0.783%       1.373%
          TOTAL                                            552,589,314.767           57.023%     100.000%

William R. Pearce
         Affirmative                                       544,777,257.424           56.217%      98.586%
         Withhold                                            7,812,057.343            0.806%       1.414%
          TOTAL                                            552,589,314.767           57.023%     100.000%

Alan K. Simpson
         Affirmative                                       544,626,968.981           56.201%      98.559%
         Withhold                                            7,962,345.786            0.822%       1.441%
          TOTAL                                            552,589,314.767           57.023%     100.000%

John R. Thomas
         Affirmative                                       545,223,606.689           56.263%      98.667%
         Withhold                                            7,365,708.078            0.760%       1.333%
          TOTAL                                            552,589,314.767           57.023%     100.000%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Extra Income Fund, Inc.
June 16, 1999

                                                                           % of Outstanding  % of Shares
                                                           No. of Shares        Shares          Voted

C. Angus Wurtele
         Affirmative                                       544,953,236.415           56.235%      98.618%
         Withhold                                            7,636,078.352            0.788%       1.382%
          TOTAL                                            552,589,314.767           57.023%     100.000%

2.  Ratify the selection of independent auditors
         Affirmative                                       541,141,258.567           55.841%      97.928%
         Against                                             4,781,684.549            0.494%       0.866%
         Abstain                                             6,666,371.651            0.688%       1.206%
         TOTAL                                             552,589,314.767           57.023%     100.000%

3. Change the Fund name from "IDS" to "AXP"
         Affirmative                                       507,436,825.372           52.363%      91.829%
         Against                                            36,490,592.685            3.766%       6.603%
         Abstain                                             8,661,896.710            0.894%       1.568%
         TOTAL                                             552,589,314.767           57.023%     100.000%

6. Changes to investment policies
    6.2 Senior Securities
         Affirmative                                       492,149,908.184           50.786%      93.242%
         Against                                            19,945,573.056            2.058%       3.779%
         Abstain                                            15,724,591.527            1.623%       2.979%
         TOTAL                                             527,820,072.767           54.467%     100.000%
         Not Voting                                         24,769,242.000


FUND TOTALS                                               Shares
Record Total                                               969,068,495.973
Voted Shares                                               552,589,314.767
Percent Voted                                                      57.023%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Extra Income Fund, Inc. Class B
June 16, 1999
                                                                           % of Outstanding  % of Shares
                                                           No. of Shares        Shares          Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                       123,715,537.098           46.950%      90.449%
         Against                                             9,647,306.490            3.661%       7.054%
         Abstain                                             3,415,741.310            1.296%       2.497%
         TOTAL                                             136,778,584.898           51.907%     100.000%
         Not Voting                                              1,963.000


FUND TOTALS                                               Shares
Record Total                                               263,504,899.359
Voted Shares                                               136,780,547.898
Percent Voted                                                      51.908%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Extra Income Fund, Inc. Class A & B
June 16, 1999

                                                                           % of Outstanding  % of Shares
                                                           No. of Shares        Shares          Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                       474,953,606.267           49.027%      90.022%
         Against                                            38,023,795.452            3.925%       7.207%
         Abstain                                            14,620,746.747            1.509%       2.771%
         TOTAL                                             527,598,148.466           54.461%     100.000%
         Not Voting                                         24,768,271.000

FUND TOTALS                                               Shares
Record Total                                               968,754,528.766
Voted Shares                                               552,366,419.466
Percent Voted                                                      57.018%
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